Exhibit 8.1

CONSENT OF INDEPENDENT ACCOUNTANTS

Institute for Wealth Holdings, Inc.

The financial statements of the Institute for Wealth Holdings, Inc. as of December 31, 2017 and 2016 and for the years then ended have been audited by Chapman, Hext & Co., P.C., independent auditors, as stated in the report appearing herein.

We hereby consent to the inclusion in the Form 1-K of our report, dated June 26, 2018, on our audit of the financial statements of the Institute for Wealth Holdings, Inc.

/s/ Chapman, Hext & Co., P.C.

Chapman, Hext & Co., P.C.

Dallas, TX

June 26, 2018